                          Bethlehem Steel Corporation


                               1,800,000 Shares*
                                  Common Stock
                               ($1.00 par value)


                      International Underwriting Agreement



                                                              New York, New York
                                                              --------- --, 1994

Salomon Brothers International Limited
J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International Limited
As Representatives of the
 several Managers,
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SW1W OSB

Dear Sirs:

                 Bethlehem Steel Corporation, a Delaware corporation (the "Company"), proposes to sell to the managers named in Schedule I hereto (the "Managers"), for whom you are acting as representatives (the "Representatives"), 1,800,000 shares of Common Stock, $1.00 par value (the "Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "International Underwritten Shares"). The Company also proposes to grant to the Managers an option to purchase up to 270,000 additional shares of Common Stock to cover over-allotments (the "International Option Shares"). The International Option Shares, together with the International Underwritten Shares, are hereinafter called the





- ----------------------------------

* Plus an option to purchase from Bethlehem Steel Corporation up to 270,000 additional shares to cover over-allotments.

"International Shares". Each share of Common Stock has attached to it a Preference Stock Purchase Right (a "Right"). Unless the context otherwise requires, all references in this Agreement to Common Stock include the attached Rights.

                 It is understood that the Company is concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of 10,200,000 shares of Common Stock (the "U.S. Underwritten Shares") in the United States and Canada, through arrangements with certain underwriters in the United States and Canada (the "Underwriters"), for whom Salomon Brothers Inc, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the "U.S. Representatives"), and providing for the grant to the Underwriters of an option to purchase up to 1,530,000 additional shares of Common Stock (the "U.S. Option Shares") to cover over-allotments. The U.S. Underwritten Shares together with the U.S. Option Shares, are hereinafter called the "U.S. Shares".

                 The International Shares together with the U.S. Shares are hereinafter called the "Shares".

                 It is further understood and agreed that the Underwriters and the Managers are entering into an Agreement Between Syndicates, dated the date hereof (the "Agreement Between Syndicates"), pursuant to which, among other things, the Managers may purchase from the Underwriters a portion of the U.S. Shares to be sold pursuant to the U.S. Underwriting Agreement and the Underwriters may purchase from the Managers a portion of the International Shares to be sold pursuant to this Agreement.

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Manager as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

                                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-------) on





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
                 such form, including related preliminary prospectuses, for the registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the forms of final prospectuses or (ii) after effectiveness of such registration statement, final prospectuses in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause
                 (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than the Rule 430A Information) required by the Act and the rules and regulations thereunder to be included in the Prospectuses with respect to the Shares and the offering thereof. As filed, such amendment and forms of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information together with all other such required information, with respect to the Shares and the offerings thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                                  (b)    On the Effective Date, the
                 Registration Statement did or will, and when each of the Prospectuses is first filed (if required) in accordance with Rule 424(b), on the Closing Date and on the Settlement Date, if any, each of the Prospectuses (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any





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
                 material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each of the Prospectuses, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Closing Date and on the Settlement Date, if any, each of the Prospectuses (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the U.S. Representatives or by or on behalf of any Manager through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

                                  (c)    The terms which follow, when used in
                 this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Shares and the International Shares, as the case may be, referred to in paragraph (a) above and any preliminary prospectus with respect to the offering of the U.S. Shares and the International Shares, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus and hereinafter collectively called the "Preliminary Prospectuses". "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated





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
                 documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined) or the Settlement Date (as hereinafter defined), if any, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or a Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or Prospectus, as the case may be, deemed to be incorporated therein by reference.

                                  It is understood that two forms of prospectus
                 are to be used in connection with the offering and sale of the
                 Shares: one form of prospectus relating to the U.S. Shares, which are to be offered and sold to United States and Canadian Persons (as defined in Section 5 below), and one form of prospectus relating to the International Shares, which are to be offered and sold to persons other than United States and Canadian Persons. The two forms of prospectus are identical except for the outside front cover page, the inside front cover page, the discussion under the heading "Underwriting", and the





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
         outside back cover page. Such form of prospectus relating to the U.S. Shares as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the U.S. Prospectus. Such form of prospectus relating to the International Shares as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "International Prospectus". The U.S. Prospectus and the International Prospectus are hereinafter collectively called the "Prospectuses".

                          (d) The Shares have been duly authorized by the Company and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive rights and not subject to any lien, charge, encumbrance or any other claim by any third party arising out of any act of the Company.

                          (e) This Agreement has been duly authorized, executed and delivered by the Company.

                 2.    Purchase and Sale.

                          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Manager, and each Manager agrees, severally and not jointly, to purchase from the Company, at a purchase price of $---- per share, the number of International Underwritten Shares set forth opposite such Manager's name in Schedule I hereto.

                          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Managers to purchase, severally and not jointly, up to 270,000 shares of International Option Shares at the same purchase price per share as the Managers shall pay for the International Underwritten Shares. Said option may be exercised only to cover over-allotments in the sale





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
         of the International Underwritten Shares by the Managers. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the International Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the International Option Shares as to which the several Managers are exercising the option and the Settlement Date. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Managers the number of International Option Shares specified in such notice and the Managers, severally and not jointly, agree to purchase such International Option Shares. Delivery of certificates for the shares of International Option Shares, and payment therefor, shall be made as provided in Section 3 hereof. The number of shares of the International Option Shares to be purchased by each Manager shall be the same percentage of the total number of shares of the International Option Shares to be purchased by the several Managers as such Manager is purchasing of the International Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                 3. Delivery and Payment. Delivery of and payment for the International Underwritten Shares and the International Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on ------ --, 1994, or such later date (not later than ------ --, 1994) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the International Shares being herein called the "Closing Date"; and such date and time of delivery and payment for the International Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised after the third business day prior to the Closing Date) being herein called the "Settlement Date"). Delivery of the International Shares shall be made to the Representatives for the respective accounts of the several Managers against payment by the several Managers through the Representatives of the purchase price thereof to the Com-





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
pany by wire transfer to the Company in immediately available funds, provided that the Company reimburses you for your costs for obtaining such immediately available funds on the day following the Closing Date by wire transfer to the Representatives in immediately available funds. Delivery of the International Underwritten Shares and the International Option Shares shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the International Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certificates for the International Shares shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

                 The Company agrees to have the International Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

                 If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the International Option Shares in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to the Company by wire transfer to the Company in immediately available funds, provided that the Company reimburses you for your costs for obtaining such immediately available funds on the day following the Closing Date for the International Option Shares by wire transfer to the Representatives in immediately available funds. If settlement for the International Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date for the International Option Shares, and the obligation of the Managers to purchase the International Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the





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
opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

                 4. Offering by Managers. It is understood that the several Managers propose to offer the International Shares for sale to the public as set forth in the International Prospectus.

                 5.    Agreements.

                          (a)    The Company agrees with the several
         Underwriters that:

                          (i) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or any supplement to the Prospectuses unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment or supplement of the Regis-





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
                 tration Statement or the Prospectuses or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                          (ii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectuses as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject paragraph (i) of this subsection 5(a), an amendment or supplement that will correct such statement or omission or will effect such compliance.

                          (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                          (iv)    The Company will furnish to the
                 Representatives and counsel for the Managers, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Manager a copy of the Regis-





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
                 tration Statement (without exhibits thereto) and, so long as delivery of a prospectus by a Manager or dealer may be required by the Act, as many copies of each International Preliminary Prospectus and the International Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                          (v) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                          (vi) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectuses, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                          (vii) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, announce the offering of or register, any shares of Common Stock, or securities convertible into, or exchangeable for shares of Common Stock (other than pursuant to this Agreement and the U.S. Underwriting Agreement and other than in the ordinary course of the Company's employee benefit and incentive plans and collective bargaining agreements).

                          (b) Each Underwriter agrees that (i) it is not purchasing any of the International Shares for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Shares or distribute the International Preliminary Prospectus or the International Prospectus to any person within the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Shares will represent that it is not purchasing for the account of any United States or Canadian Person and will agree that it will not offer or resell, directly or indirectly, any of the International Shares within the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the Underwriters on the one hand and the Managers on the other hand pursuant to Section 1(b) of the Agreement Between Syndicates, (B) stabilization transactions contemplated under
         Section 2 of the Agreement Between Syndicates, conducted through Salomon Brothers Inc as part of the distribution of the Shares, and
         (C) sales to or through (or distributions of International Prospectuses or International Preliminary Prospectuses to) persons who are not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of a United States or Canadian Person. "United States or Canadian Person" shall mean any person who is a national





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
         or resident of the United States or Canada, a corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                          (c) The agreements of the Managers set forth in subsection (b) of this Section 5 shall terminate upon the earlier of the following events:

                          (i) a mutual agreement of the Representatives and the U.S. Representatives to terminate the selling restrictions set forth in subsection (b) of this Section 5 and in subsection (b) of Section 5 of the U.S. Underwriting Agreement; or

                          (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Shares by the Managers has not yet been completed, or (B) the U.S. Representatives shall have given notice to the Company and the Representatives that the distribution of the U.S. Shares by the Underwriters has not yet been completed. If such notice by the Representatives or the U.S. Representatives is given, the agreement set forth in such paragraph (b) shall survive until the earlier of (1) the event referred to in clause (i) above or (2) the expiration of any additional period of 30 days from the date of any such notice.





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
                          (d)    Each Manager represents and agrees that:

                          (i) it has not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any International Shares other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act of 1985;

                          (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the International Shares in, from or otherwise involving the United Kingdom; and

                          (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the International Shares to a person who is of a kind described in
                 Article 9(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1988 or is a person to whom the document may otherwise lawfully be issued or passed on.

                 6. Conditions to the Obligations of the Managers. The obligation of the Managers to purchase the International Underwritten Shares and the International Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date, and in the case of any International Option Shares sold after the Closing Date, the Settlement Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M., New York City time, on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M., New York City time, on such date; if filing of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses and any such supplements shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or threatened.

                          (b) The Company shall have furnished to the Representatives the opinion of G. Penn Holsenbeck, Esq., Deputy General Counsel of the Company, dated the Closing Date, to the effect that:

                          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and full corporate power and authority to own its properties and conduct its business as described in the Prospectuses; the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification where failure so to qualify would have a material adverse effect on its operations or business; and the Company does not have any subsidiaries whose assets, operations or earnings are material to the assets, operations or earnings of the Company and its subsidiaries, taken as a whole;

                          (ii)    the Company's authorized equity
                 capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the U.S. Underwriting Agreement and the Managers pursuant to the International Underwriting Agreement will be fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange and the Chicago Stock Exchange and the certificates therefor are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares;

                          (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement and Prospectuses which is not adequately disclosed in the Registration Statement and Prospectuses; to the best knowledge of such counsel, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit, which is not described or filed or incoporated by reference as required and the statements in the Prospectuses under the heading "Business--Legal Proceedings" fairly summarize the matters therein described;

                          (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectuses and any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the

                 Registration Statement and each of the Prospectuses (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that either of the Prospectuses contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (v) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares and such other approvals (specified in such opinion) as have been obtained;

                          (vii) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the Restated Certificate of Incorporation, or By-laws of the Company, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                          (viii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and Pennsylvania or the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Representatives and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectuses in this paragraph (b) include any amendments and supplements thereto.

                          (c) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Managers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectuses and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman and Chief Executive Officer or the President and by the Executive Vice President and Chief Financial Officer, the Vice President and Treasurer or the Vice President and Controller of the Company, dated the Closing Date, to the effect that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                          (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                          (e) At the Execution Time and at the Closing Date, the Company shall have furnished to the Representatives a letter or letters from Price Waterhouse, dated respectively as of the Execution Time and the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                          (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectuses and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations; and

                          (ii) they have performed certain other specified procedures requested by the Representatives and which Price Waterhouse is willing to perform and report on as a result of which they determined that certain information of an accounting, financial or statistical nature (that is expressed in dollars, or percentages derived from such dollar amounts, and has been obtained from the general accounting records that are subject to internal controls of the Company's accounting system or that has been derived directly from such accounting records by analysis or computation) set forth in the Registration Statement and each of the Prospectuses including the information set forth under the captions "Prospectus Summary", "Investment Considerations", Recent Developments", Bethlehem", "Use of Proceeds", "Price Range of Common Stock", "Capitalization", "Selected Consolidated Income Statement Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and "Description of Capital Stock" in the Registration Statement and each of the Prospectuses, the information included or incorporated in the Registration Statement and the Prospectuses from the Company's Annual Report on Form 10-K for the year ended December 31, 1992, Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 1992, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 and the Current Report on Form 8-K dated March 5, 1993 agrees with the accounting records of the Company and its subsidiaries, subject to its system of internal controls.

                 References to the Registration Statement and the Prospectuses in this paragraph (e) include any amendments or supplements thereto at the date of the letter.

                          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affect-ing the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                          (g) The closing of the purchase of the U.S. Underwritten Shares (and of the U.S. Option Shares, if the option provided for in Section 2(b) of the U.S. Underwriting Agreement shall have been exercised on or before the third business day prior to the Closing Date) pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing described in the first paragraph of
         Section 3 above.

                          (h) At the Execution Time, the Representatives shall have received from the Company a letter substantially in the form of Exhibit A hereto.

                          (i) The Shares shall have been approved for listing on the New York Stock Exchange and the Chicago Stock Exchange.

                          (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 7. Reimbursement of Managers' Expenses. If the sale of the International Shares provided for herein is not consummated because any condition to the obligations of the Managers set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Managers, the Company will reimburse the Managers upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the International Shares, but the Company shall then be under no further liability to the Managers except as provided in Section 5(d) and (e) for the payment of expenses by the Company and Section 8 hereof.

                 8.    Indemnification and Contribution.

                          (a) The Company agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus or either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that
         (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager through the Representatives specifically for inclusion therein, and (ii) such indemnity with respect to any International Preliminary Prospectus shall not inure to the benefit of any Manager (or any person controlling any Manager) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the International Prospectus (or the International Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such International Preliminary Prospectus was corrected in the International Prospectuses (or the International Prospectuses as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                          (b) Each Manager severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Manager, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Manager through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Manager may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any International Preliminary Prospectus and the International Prospectus constitute the only information furnished in writing by or on behalf of the several Managers for inclusion in any International Preliminary Prospectus or the Interna-tional Prospectus, and you, as the Representatives, confirm that such statements are correct.

                          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indem-nified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement or compromise effected, or any judgment entered pursuant to settlement or compromise, without its prior written consent, with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder, provided that such consent may not be withheld unless such settlement or compromise is unreasonable in light of such claims or actions against, and defenses available to, the indemnified party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (provided that the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Managers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Managers from the offering of the Shares; provided, however, that in no case shall any Manager (except as may be provided in any agreement among managers relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Managers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Managers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Managers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectuses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Managers. The Company and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as such Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Default by a Manager. If any one or more Managers shall fail to purchase and pay for any of the International Shares agreed to be purchased by such Manager or Managers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the re-maining Managers shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Shares set forth opposite the names of all the remaining Managers) the International Shares which the defaulting Manager or Managers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of International Shares which the defaulting Manager or Managers agreed but failed to purchase shall exceed 10% of the aggregate amount of International Shares set forth in Schedule I hereto, the remaining Managers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International Shares, and if such nondefaulting Managers do not purchase all the International Shares, this Agreement will terminate without liability to any nondefaulting Manager or the Company. In the event of a default by any Manager as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Manager of its liability, if any, to the Company and any nondefaulting Manager for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company prior to delivery of any payment for the International Shares, if prior to such time but after the Execution Time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering or delivery of the Internation-al Shares as contemplated by the International Prospectus (exclusive of any supplement thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Manager or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers International, at Victoria Plaza, 111 Buckingham Palace Road, London SW1W OSB; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Bethlehem Steel Corporation, Martin Tower, Bethlehem, Pennsylvania 18016, attention of the Secretary.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                           Very truly yours,

                                           BETHLEHEM STEEL CORPORATION


                                           By:
                                               ------------------------
                                               Name:
                                               Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INTERNATIONAL LIMITED
J.P. MORGAN SECURITIES LTD.
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By SALOMON BROTHERS INTERNATIONAL LIMITED


By:
   -------------------------
   Name:
   Title:

For themselves and the other
several Managers named in
Schedule 1 to the foregoing
Agreement.

                                   SCHEDULE I

                                                                    Number of Inter-
                                                                    national Shares
Managers                                                            to be Purchased
- --------                                                            ---------------
Salomon Brothers International
  Limited . . . . . . . . . . . . . . . . . . . . . . . . .
J.P. Morgan Securities Ltd. . . . . . . . . . . . . . . . .
Morgan Stanley & Co. International
  Limited . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                        ---------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                        =========

                                                                       EXHIBIT A



                            [FORM OF LOCK UP LETTER]


                             ---------------, 1994


Salomon Brothers International Limited
J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International Limited
As Representatives of the
  several Managers
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London  SW1W OSB

Dear Sirs:

                 This letter is being delivered to you in connection with the International Underwriting Agreement (the "International Underwriting Agreement") between Bethlehem Steel Corporation, a Delaware corporation (the "Company"), and each of you, as representatives (the "International Representatives") of a group of Managers named therein (the "Managers"), relating to an underwritten public offering of shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company.

                 In order to induce you and the other Managers to enter into the International Underwriting Agreement, the undersigned agrees not to, for a period of 90 days following the Execution Time (as defined in the International Underwriting Agreement), without the prior written consent of the International Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of or register, any shares of Common Stock, or securities convertible into, or exchangeable for shares of Common Stock (other than pursuant to the International Underwriting Agreement and the U.S. Underwriting Agreement (as defined in the International Underwriting Agreement) and other than in the ordinary course of the Company's employee benefit and incentive plans and collective bargaining agreements).

                 If for any reason the International Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the International Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                           Very truly yours,





                                       2